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                                                             EXHIBIT 4.27

                        GUARANTY AGREEMENT


To Massachusetts Mutual Life Insurance Company and MassMutual Participation Investors:

Gentlemen:

         JBI, Inc., a Massachusetts corporation (the "Company") originally issued and sold $35,000,000 aggregate principal amount (of which $4,500,000 is currently outstanding and held by Massachusetts Mutual Life Insurance Company and MassMutual Participation Investors) of 11.21% (original interest rate, which interest rate has been adjusted per Letter Agreement dated February 24, 1997, the "Letter Agreement") Senior Subordinated Notes, due 1999 (the "Subordinated Notes"), pursuant to the several Senior Subordinated Note Agreements (the "Subordinated Note Agreements"), each dated as of May 1, 1989 between the Company, J. Baker, Inc., a Massachusetts corporation ("Baker"), and the Purchasers named in Schedule I thereto.

         All indebtedness for principal, interest, Make Whole Amount, fees, expenses and all other amounts payable by the Company under and in respect of the Subordinated Notes are hereinafter collectively referred to as the "Subordinated Debt". Terms used but not otherwise defined herein are used as defined in the Subordinated Note Agreements.

         Baker owns, directly or indirectly, 100% of the outstanding stock of the Company, WGS Corp., a Massachusetts corporation, The Casual Male, Inc., a Massachusetts corporation; TCMB&T, Inc., a Massachusetts corporation; Spencer No. 301 Corp., a New York corporation; Morse Shoe, Inc., a Delaware corporation; Buckmin, Inc., a Massachusetts corporation; Elm Equipment Corp., a Massachusetts corporation; Isab, Inc., a Delaware corporation; Jared Corporation, a Puerto Rican corporation; Morse Shoe (Canada) Ltd., a Canadian corporation; Morse Shoe International, Inc., a Delaware corporation, and White Cap Footwear, Inc., a Delaware corporation, (individually a "Guarantor" and collectively, the "Guarantors"). The Subordinated Notes are to be guaranteed by, inter alia, an unconditional guaranty by each of the Guarantors.

         In compliance with the requirements of the Letter Agreement, the Guarantors do hereby covenant with the holders of the Subordinated Notes as follows:

SECTION 1. GUARANTY.
         Section 1.1. Guaranty. Each Guarantor, individually, hereby unconditionally guarantees the payment when due, whether by demand or otherwise, of all of the Subordinated Debt and agrees to pay any and all reasonable expenses incurred by the holders of the Subordinated Notes in enforcing any rights under this Guaranty Agreement.

         The guaranty provided for herein is a guaranty of payment and not of collectability.

         Section 1.2. Nature of Guaranty. Each Guarantor guarantees that the Subordinated Notes will be paid strictly in accordance with the terms thereof, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such items or the rights of the holders of the Subordinated Notes with respect thereto, except as specifically provided herein. The liability of each Guarantor under this Guaranty Agreement shall be absolute and unconditional irrespective of:
                  (i) any lack of validity or enforceability of the Subordinated Note Agreements, this Guaranty Agreement, the other Subsidiary Guaranty Agreements, the Baker Guaranty Agreement, the Subordinated Notes or any other agreement or instrument relating thereto (collectively the "Related Documents");

                  (ii) any change in the time, manner or place of payment of, or in any other terms of, all or any of the Subordinated Debt, or any other amendment or waiver of or any consent to departure from all or any of the Related Documents;

                  (iii) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Subordinated Debt; or

                  (iv) to the extent permitted by law, any other circumstance which might otherwise constitute a defense available to, or a discharge of, a Guarantor in respect of the Subordinated Debt or a Guarantor in respect of this guaranty, other than the payment or the tender of payment in full of the Subordinated Debt.

         This Guaranty Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Subordinated Debt is rescinded or must otherwise be returned by any holder of Subordinated Notes upon the insolvency, bankruptcy or reorganization of a Guarantor or otherwise, all as though such payment had not been made.

         The obligations of each Guarantor hereunder shall in no way be effected or impaired by any acceptance by any holder of Subordinated Notes of any direct or indirect security for, or other guaranties of, any of the Subordinated Debt or by any failure, delay, neglect or omission by the holders of the Subordinated Notes to realize upon or protect any of the Subordinated Debt or any notes or other instruments evidencing the Subordinated Debt or any direct or indirect security therefor or by any approval, consent, waiver, or other action taken, or omitted to be taken, by the holders of the Subordinated Notes.

         Each Guarantor expressly recognizes that payment of the Subordinated Debt is guaranteed by Baker pursuant to the Baker Guaranty Agreement and by each of Holding and Spencer pursuant to separate Subsidiary Guaranty Agreements entered into by each of Holding and Spencer, respectively, and agrees that the obligations of a Guarantor under this Guaranty Agreement are in no way affected or diminished thereby.

         The obligations of a Guarantor under this Guaranty Agreement and the rights of the holders of the Subordinated Notes to enforce such obligations by any proceedings, whether by action at law, suit in equity or otherwise, shall not be subject to any reduction, limitation, impairment or termination, whether by reason of any claim of any character whatsoever or otherwise, including, without limitation, claims of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense, setoff, counterclaim, recoupment or termination whatsoever, other than the payment or the tender of payment in immediately available funds in full of the Subordinated Debt.


         A Guarantor shall not be required to make any payment hereunder at any time when payment by the Company of the Subordinated Debt is prohibited by the provisions of Section 9 of the Subordinated Note Agreement.


         Section 1.3. Waivers by Guarantors; Subrogation. Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Subordinated Debt and this Guaranty Agreement and any requirement that the holders of the Subordinated Notes protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action (including, without limitation, any presentment or demand with respect to the Subordinated Debt) against the Guarantor or any other Person or any collateral.

         No Guarantor will exercise any rights which it may acquire by way of subrogation under this Guaranty Agreement, by any payment made hereunder or otherwise, until all of the Subordinated Debt and other amounts payable under this Guaranty Agreement shall have been paid in full (the "Guaranty Termination Date"). If any amount shall be paid to a Guarantor on account of such subrogation rights at any time prior to the Guaranty Termination Date, such amount shall be held in trust and shall forthwith be credited and applied upon the Subordinated Debt, whether matured or unmatured. If a Guarantor shall make payment to the holders of the Subordinated Notes of all or any part of the Subordinated Debt, then, on or after the Guaranty Termination Date, each such holder will, at the Guarantor's request, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of the interest in the Subordinated Debt resulting from such payment by the Guarantor.


         Section 1.4. Duration of Guaranty. The guaranty provided for herein is a continuing guaranty and shall (i) remain in full force and effect until the Guaranty Termination Date, (ii) be binding upon each Guarantor, its successors and assigns, and (iii) inure to the benefit of and be enforceable by each holder of Subordinated Notes and its successors, transferees and assigns.

         Section 1.5. Subordination. Each holder of Subordinated Notes acknowledges and agrees, by its acceptance of this Guaranty Agreement, that the rights of such holder hereunder in respect of such Subordinated Debt shall at all times be wholly subordinate and junior in right of payment to any and all Superior Indebtedness, as provided in the subordination provisions appearing in the Subordinated Note Agreement.

SECTION 2.        AMENDMENT.

         No amendment, modification or waiver of, or any action taken or not taken under or pursuant to, any of the terms and provisions of any Subordinated Note shall effect or modify any of the terms or provisions of this Guaranty Agreement or any of the obligations of the Guarantor hereunder, except and to the extent expressly provided for in any such amendment, modification or waiver.

SECTION 3.        MISCELLANEOUS.

         Section 3.1. Amendment and Waiver. This Guaranty Agreement may be amended with respect to one or more Guarantor and observance of any term of this Guaranty Agreement may be waived with respect to one or more Guarantor with, and only with, the written consent of such Guarantor and the holder or holders of at least 66-2/3% in principal amount of the Subordinated Notes then outstanding (exclusive of Subordinated Notes then owned by such Guarantor, any Restricted Subsidiary and any Affiliates).

         Section 3.2. No Waiver. No delay or omission on the part of the holders of the Subordinated Notes to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time as often as may be deemed expedient. No waiver, amendment, release or modification of this Guaranty Agreement shall be established by conduct, custom or course of dealing, but solely by an instrument in writing as provided in Section 3.1 hereof. No remedy conferred herein upon the holders of the Subordinated Notes is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty Agreement or now or hereafter existing at law or in equity. In order to entitle the holders of the Subordinated Notes to exercise any remedy reserved in this Guaranty Agreement, it shall not be necessary to give any notice, other than such notice as may be herein expressly required. In the event any provision contained in this Guaranty Agreement should be breached by the Guarantor and thereafter duly waived by the holders of the Subordinated Notes, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

         Section 3.3. Notices. All notices and other communications provided for hereunder shall be in writing and shall be mailed by certified or registered mail, return receipt requested, or delivered, if to the Guarantor at 555 Turnpike Street, Canton, Massachusetts 02021, Attention: Philip Rosenberg, with a copy to General Counsel at the same address; and if to any holder of the Subordinated Notes, at the address of such holder set forth in Schedule I to the Subordinated Note Agreements, or to such other address as any Guarantor or any holder of Subordinated Notes shall have designated by written notice to the other parties to this Guaranty Agreement.

         Section 3.4. Entire Agreement.This Guaranty Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

         Section 3.5.      Severability.    All provisions  contained in this
Guaranty Agreement are severable and the invalidity or unenforceability of any provision shall in no manner effect or impair the validity, legality and enforceability of the remaining provisions contained herein.

         Section 3.6.      Counterparts.    This  Guaranty  Agreement  may be
executed simultaneously in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         Section 3.7.      Headings.        The  descriptive  headings  of the
several sections of this Guaranty Agreement are inserted for convenience only and do not constitute a part of this Guaranty Agreement.

         Section 3.8.      Governing Law.   This  Guaranty  Agreement  shall in
all respects be governed by and construed in accordance with the law of the Commonwealth of Massachusetts.

         Executed and delivered by each Guarantor on March 13, 1997.


                                       WGS CORP.



                                       By:/s/Philip Rosenberg
                                       Name:    Philip Rosenberg
                                       Title:   Executive Vice President

                                       THE CASUAL MALE, INC.


                                        By:/s/Philip Rosenberg
                                        Name:    Philip Rosenberg
                                        Title:   Executive Vice President

                                        TCM HOLDING CO., INC.


                                        By: /s/Philip Rosenberg
                                        Name:    Philip Rosenberg
                                        Title:   Executive Vice President


                                        TCMB&T, INC.


                                        By: /s/Philip Rosenberg
                                        Name:    Philip Rosenberg
                                        Title:   First Senior Vice President

                                        SPENCER NO. 301 CORP.


                                        By: /s/Philip Rosenberg
                                        Name:    Philip Rosenberg
                                        Title:   First Senior Vice President

                                        MORSE SHOE, INC.


                                        By: /s/Philip Rosenberg
                                        Name:    Philip Rosenberg
                                        Title:   Executive Vice President

                                        MORSE SHOE (CANADA) LTD.


                                        By: /s/Philip Rosenberg
                                        Name:    Philip Rosenberg
                                        Title:   Executive Vice President

                                        MORSE SHOE INTERNATIONAL, INC.


                                        By:/s/Philip Rosenberg
                                        Name:    Philip Rosenberg
                                        Title:   First Senior Vice President


                                         BUCKMIN, INC.


                                         By: /s/Philip Rosenberg
                                         Name:    Philip Rosenberg
                                         Title:   First Senior Vice President

                                         ELM EQUIPMENT CORP.



                                         By: /s/Philip Rosenberg
                                         Name:    Philip Rosenberg
                                         Title:   First Senior Vice President


                                         ISAB, INC.


                                         By: /s/Philip Rosenberg
                                         Name:    Philip Rosenberg
                                         Title:   First Senior Vice President

                                         JARED CORPORATION


                                         By: /s/Philip Rosenberg
                                         Name:    Philip Rosenberg
                                         Title:   First Senior Vice President

                                         WHITE CAP FOOTWEAR, INC.


                                         By: /s/Philip Rosenberg
                                         Name:    Philip Rosenberg
                                         Title:   First Senior Vice President
ATTEST:


By: /s/Mark T. Beaudouin
Name:    Mark T. Beaudouin
Title:   Secretary